EXHIBIT 1.1

EXECUTION VERSION

6,000,000 Shares

Global Defense & National Security Systems, Inc.

Common Stock

UNDERWRITING AGREEMENT

October 24, 2013

Cowen and Company, LLC

As Representative of the several Underwriters

599 Lexington Avenue

New York, New York 10022

Dear Sirs:

1.          Introductory. Global Defense & National Security Systems, Inc., a Delaware corporation (the “Company”), proposes to sell, pursuant to the terms of this Agreement, to the several underwriters named in Schedule A hereto (the “Underwriters,” or, each, an “Underwriter”), an aggregate of 6,000,000 shares of common stock, par value $0.0001 (the “Common Stock”) of the Company. The aggregate of 6,000,000 shares so proposed to be sold is hereinafter referred to as the “Firm Stock”. The Company also proposes to sell to the Underwriters, upon the terms and conditions set forth in Section 3 hereof, up to an additional 900,000 shares of Common Stock (the “Optional Stock”). The Firm Stock and the Optional Stock are hereinafter collectively referred to as the “Stock.” Cowen and Company, LLC (“Cowen”) is acting as representative of the several Underwriters and in such capacity is hereinafter referred to as the “Representative.”

The Company has entered into a Subscription Agreement, effective as of July 19, 2013 (the “Subscription Agreement”), with Global Defense & National Security Holdings LLC, a Delaware limited liability company (the “Sponsor”), in substantially the form filed as Exhibit 10.6 to the Initial Registration Statement (as defined below), pursuant to which the Sponsor purchased 2,003,225 shares of Common Stock (the “Sponsor Shares”), for an aggregate purchase price of $25,000. The Sponsor Shares are substantially similar to the Common Stock except as described in the Prospectus (as defined below).

The Company has entered into a Private Placement Agreement, dated as of October 23, 2013 (the “Private Placement Agreement”), with the Sponsor, in substantially the form filed as Exhibit 10.8 to the Initial Registration Statement, pursuant to which the Sponsor purchased 645,000 shares of Common Stock (the “Private Placement Shares”), for an aggregate purchase price of $6,450,000. The Private Placement Shares are substantially similar to the Common Stock except as described in the Prospectus.

The Company has entered into an Investment Management Trust Agreement, effective as of October 24, 2013, with American Stock Transfer & Trust Company (“Trustee”), as trustee, in substantially the form filed as Exhibit 10.2 to the Initial Registration Statement (the “Trust Agreement”), pursuant to which the proceeds from the sale of the Private Placement Shares and certain proceeds of the offering and sale of the Stock will be deposited and held in a trust account (the “Trust Account”) for the benefit of the Company, the Underwriters and the holders of the Firm Stock and the Optional Stock, if and when issued.

The Company has entered into a Registration Rights Agreement, dated as of October 23, 2013 (the “Registration Rights Agreement”), with the Sponsor and the other parties thereto, in substantially the form filed as Exhibit 10.5 to the Initial Registration Statement, pursuant to which the Company has granted certain registration rights in respect of the Sponsor Shares and the Private Placement Shares.

The Company has caused to be duly executed and delivered letters by the Sponsor, each member of the Sponsor and each of the Company’s officers, directors, and director nominees, in substantially the forms filed as Exhibit 10.1 to the Initial Registration Statement (the “Insider Letters”).

The Company has entered into a Stock Escrow Agreement, dated as of October 23, 2013 (the “Escrow Agreement”), with the Sponsor and American Stock Transfer & Trust Company, in substantially the form filed as Exhibit 10.5 to the Initial Registration Statement, pursuant to which the Private Placement Shares and Sponsor Shares will not be transferable, saleable, assignable or releasable until one year after the date of the Business Combination, except as described in the Prospectus. As used herein, the term “Business Combination” (as described more fully in the Initial Registration Statement) shall mean a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

The Company has entered into an Administrative Services Agreement, dated as of October 23, 2013 (the “Services Agreement”), with the Sponsor, in substantially the form filed as Exhibit 10.7 to the Initial Registration Statement, pursuant to which the Company will pay to the Sponsor, or an affiliate thereof, an aggregate monthly fee of $10,000 for general and administrative services including office space, utilities and secretarial support.

2.          Representations and Warranties of the Company

The Company represents and warrants to the several Underwriters, as of the date hereof and as of each Closing Date (as defined below), and agrees with the several Underwriters, that:

(a)          A registration statement of the Company on Form S-1 (File No. 333-191195) (including all pre-effective amendments thereto and all post-effective amendments thereto filed before execution of this Agreement (if applicable), the “Initial Registration Statement”) in respect of the Stock has been filed with the Securities and Exchange Commission (the “Commission”). The Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, and, excluding exhibits thereto, to you for each of the other Underwriters, have been declared effective by the Commission in such form and meet the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations of the Commission thereunder (the “Rules and Regulations”). Other than (i) a registration statement, if any, increasing the size of the offering filed pursuant to Rule 462(b) under the Securities Act and the Rules and Regulations (a “Rule 462(b) Registration Statement”) and (ii) the Prospectus (as defined below) contemplated by this Agreement to be filed pursuant to Rule 424(b) of the Rules and Regulations in accordance with Section 4(a) hereof, no other document with respect to the offer and sale of the Stock has heretofore been filed with the Commission. No stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose or pursuant to Section 8A of the Securities Act has been initiated or threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the Rules and Regulations is hereinafter called a “Preliminary Prospectus”). The various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, in each case including all exhibits thereto and including (i) the information contained in the Prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations and deemed by virtue of Rule 430A under the Securities Act to be part of the Initial Registration Statement at the time it became effective and (ii) the documents incorporated by reference in the Rule 462(b) Registration Statement at the time the Rule 462(b) Registration Statement became effective, are hereinafter collectively called the “Registration Statement.” The final prospectus, in the form filed pursuant to and within the time limits described in Rule 424(b) under the Rules and Regulations, is hereinafter called the “Prospectus.”

Any reference to any amendment to any Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the date of this Agreement that is incorporated by reference in any Registration Statement.

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(b)          As of the Applicable Time (as defined below) and as of the Closing Date or the Option Closing Date (each as defined below), as the case may be, neither (i) the Pricing Prospectus (as defined below), (ii) the bona fide electronic road show (as defined in Rule 433(h)(5) of the Rules and Regulations that has been made available without restriction to any person when considered together with the Pricing Prospectus), nor (iii) any individual Written Testing the Waters Communication, when considered together with the Pricing Prospectus, included or will include any untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Pricing Prospectus, in reliance upon, and in conformity with, written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriter’s Information as defined in Section 17. As used in this paragraph (b) and elsewhere in this Agreement:

“Applicable Time” means 9:00 A.M., New York time, on the date of this Agreement or such other time as agreed to by the Company and the Representative.

“Pricing Prospectus” means the Preliminary Prospectus relating to the Stock that is included in the Registration Statement immediately prior to the Applicable Time, including any document incorporated by reference therein.

“Written Testing-the-Waters Communication” means any Testing-the-Waters Communication (as defined below) that is a written communication within the meaning of Rule 405 of the Rules and Regulations.

(c)          No order preventing or suspending the use of any Preliminary Prospectus or the Prospectus relating to the proposed offering of the Stock has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act has been instituted or threatened by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Securities Act and the Rules and Regulations or was conformed in the Pricing Prospectus, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as corrected in the Pricing Prospectus; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from any Preliminary Prospectus, in reliance upon, and in conformity with, written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriter’s Information as defined in Section 17.

(d)          At the respective times any Registration Statement and any amendments thereto became or become effective, at the date of this Agreement and at each Closing Date, each Registration Statement and any amendments thereto conformed and will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus and any amendments or supplements thereto, at the time the Prospectus or any amendment or supplement thereto was issued and at each Closing Date, conformed and will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing representations and warranties in this paragraph (d) shall not apply to information contained in or omitted from any Registration Statement or the Prospectus, or any amendment or supplement thereto, in reliance upon, and in conformity with, written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriter’s Information (as defined in Section 17). The Prospectus contains or will contain all required information under Rule 430A.

(e)          The Company has not prepared or used a Free Writing Prospectus.

(f)          The Company has not, directly or indirectly, distributed and will not distribute any offering material in connection with the offering and sale of the Stock other than any Preliminary Prospectus, the Prospectus, Testing-the-Waters Communications and other materials, if any, permitted under the Securities Act.

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(g)          From the time of the initial confidential submission of the Initial Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communications) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”). “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act.

(h)          At the time of filing the Initial Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto, and at the date hereof, the Company was not, and the Company currently is not, an “ineligible issuer,” as defined in Rule 405 of the Rules and Regulations.

(i)          The Company (a) has not alone engaged in any Testing-the-Waters Communication (other than Testing-the-Waters Communications with the consent of the Representative with entities that are qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501 under the Securities Act) and (b) has not authorized anyone other than the Representative to engage in Testing-the-Waters Communications. The Company reconfirms that the Representative has been authorized to act on its behalf in undertaking Testing-the-Waters Communications to the Persons listed on Schedule B hereto. The Company has not distributed any Written Testing-the-Waters Communications, other than those listed on Schedule C hereto, nor has it authorized any of the Underwriters to do so.

(j)          The Company has been duly organized and is validly existing as a corporation or other legal entity in good standing (or the foreign equivalent thereof) under the laws of its jurisdiction of organization. The Company is duly qualified to do business and is in good standing as a foreign corporation or other legal entity in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification and has all power and authority (corporate or other) necessary to own or hold its properties and to conduct the businesses in which they are engaged, except where the failure to so qualify or have such power or authority would not (i) have, singularly or in the aggregate, a material adverse effect on the condition (financial or otherwise), results of operations, assets, business or prospects of the Company, or (ii) impair in any material respect the ability of the Company to perform its obligations under this Agreement or to consummate any transactions contemplated by this Agreement, the Pricing Prospectus or the Prospectus (any such effect as described in clauses (i) or (ii), a “Material Adverse Effect”). The Company does not own or control, directly or indirectly, any interest in any corporation, partnership, limited liability partnership, limited liability corporation, association or other entity.

(k)          This Agreement has been duly authorized, executed and delivered by the Company.

(l)          The Trust Agreement has been duly authorized, executed and delivered by the Company, and is a valid and binding agreement of the Company, enforceable against the Company, in accordance with its terms except (i) as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect, (ii) as enforceability of any indemnification or contribution provisions may be limited under the federal and state securities laws, and (iii) as the enforceability thereof may be limited by equitable principles of general applicability.

(m)          The Subscription Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company and, to the knowledge of the Company, the other parties thereto, in accordance with its terms except (i) as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect, (ii) as enforceability of any indemnification or contribution provisions may be limited under the federal and state securities laws, and (iii) as the enforceability thereof may be limited by equitable principles of general applicability.

(n)          The Private Placement Agreement has been duly authorized, executed and delivered by the Company, and is a valid and binding agreement of the Company, enforceable against the Company and, to the knowledge of the Company, the other parties thereto, in accordance with its terms except (i) as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect, (ii) as enforceability of any indemnification or contribution provisions may be limited under the federal and state securities laws, and (iii) as the enforceability thereof may be limited by equitable principles of general applicability.

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(o)          The Registration Rights Agreement has been duly authorized, executed and delivered by the Company, and is a valid and binding agreement of the Company, enforceable against the Company and, to the knowledge of the Company, the other parties thereto, in accordance with its terms except (i) as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect, (ii) as enforceability of any indemnification or contribution provisions may be limited under the federal and state securities laws, and (iii) as the enforceability thereof may be limited by equitable principles of general applicability.

(p)          Each of the Insider Letters executed by the Company, the Sponsor and each member of the Sponsor and each executive officer, director and director nominee of the Company, has been duly authorized, executed and delivered by the Company, and is a valid and binding agreement of the Company, enforceable against the Company and, to the knowledge of the Company, the other parties thereto, in accordance with its terms except (i) as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect, (ii) as enforceability of any indemnification or contribution provisions may be limited under the federal and state securities laws, and (iii) as the enforceability thereof may be limited by equitable principles of general applicability.

(q)          The Escrow Agreement has been duly authorized, executed and delivered by the Company, is a valid and binding agreement of the Company, enforceable against the Company and, to the knowledge of the Company, the other parties thereto, in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(r)          The Services Agreement has been duly authorized, executed and delivered by the Company, and is a valid and binding agreement of the Company, enforceable against the Company and, to the knowledge of the Company, the other parties thereto, in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(s)          The Stock to be issued and sold by the Company to the Underwriters hereunder has been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and nonassessable and free of any preemptive or similar rights and will conform to the description thereof contained in the Pricing Prospectus and the Prospectus.

(t)          The Sponsor Shares are duly authorized, validly issued, fully paid and non-assessable.

(u)          The Private Placement Shares are duly authorized, validly issued, fully paid and non-assessable.

(v)         The Company has an authorized capitalization as set forth under the heading “Capitalization” in the Pricing Prospectus, and all of the issued shares of capital stock of the Company, have been duly and validly authorized and issued, are fully paid and non-assessable, have been issued in compliance with federal and state securities laws, and conform to the description thereof contained in the Pricing Prospectus and the Prospectus. As of October 23, 2013, there were 2,003,225 shares of Common Stock issued and outstanding and no shares of preferred stock, par value $0.0001 (“Preferred Stock”) of the Company issued and outstanding and no shares of Common Stock were issuable upon the exercise of all options, warrants and convertible securities outstanding as of such date. Since such date, the Company has not issued any securities. All of the Company’s options, warrants and other rights to purchase or exchange any securities for shares of the Company’s capital stock have been duly authorized and validly issued and were issued in compliance with federal and state securities laws. None of the outstanding shares of Common Stock was issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding shares of capital stock, options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company other than those described above or accurately described in the Pricing Prospectus and the Prospectus. The description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, as described in the Pricing Prospectus and the Prospectus, accurately and fairly present the information required to be shown with respect to such plans, arrangements, options and rights in all material respects.

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(w)          The execution, delivery and performance of this Agreement by the Company, the issue and sale of the Stock by the Company and the consummation of the transactions contemplated hereby will not (with or without notice or lapse of time or both) conflict with or result in a breach or violation of any of the terms or provisions of, constitute a default or a Debt Repayment Triggering Event (as defined below) under, give rise to any right of termination or other right or the cancellation or acceleration of any right or obligation or loss of a benefit under, or give rise to the creation or imposition of any lien, encumbrance, security interest, claim or charge upon any property or assets of the Company pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject except as would not reasonably be expected to have a Material Adverse Effect, nor will such actions result in any violation of the provisions of the charter or by-laws (or analogous governing instruments, as applicable) of the Company or any law, statute, rule, regulation, judgment, order or decree of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its properties or assets. A “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company.

(x)          Except for the registration of the Stock under the Securities Act Exchange Act and applicable state securities laws, the Financial Industry Regulatory Authority (“FINRA”) and Nasdaq in connection with the purchase and distribution of the Stock by the Underwriters and the listing of the Stock on Nasdaq, no consent, approval, authorization or order of, or filing, qualification or registration (each an “Authorization”) with, any court, governmental or non-governmental agency or body, foreign or domestic, which has not been made, obtained or taken and is not in full force and effect, is required for the execution, delivery and performance of this Agreement by the Company, the offer or sale of the Stock or the consummation of the transactions contemplated hereby; and no event has occurred that allows or results in, or after notice or lapse of time or both would allow or result in, revocation, suspension, termination or invalidation of any such Authorization or any other impairment of the rights of the holder or maker of any such Authorization. All corporate approvals (including those of stockholders) necessary for the Company to consummate the transactions contemplated by this Agreement have been obtained and are in effect.

(y)          Rothstein Kass, who have certified certain financial statements included in each Registration Statement, the Pricing Prospectus and the Prospectus is an independent registered public accounting firm within the meaning of Article 2-01 of Regulation S-X and the Public Company Accounting Oversight Board (United States) (the “PCAOB”).

(z)          The financial statements, together with the related notes, included in the Pricing Prospectus, the Prospectus and in each Registration Statement fairly present the financial position and the results of operations and changes in financial position of the Company at the respective dates or for the respective periods therein specified. Such statements and related notes have been prepared in accordance with the generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods involved except as may be set forth in the related notes included in the G Pricing Prospectus and the Prospectus. The financial statements, together with the related notes, included in the Pricing Prospectus and the Prospectus comply in all material respects with Regulation S-X. No other financial statements or supporting schedules or exhibits are required by Regulation S-X to be described or included in any Registration Statement, the Pricing Prospectus or the Prospectus. The summary and selected financial data included in the Pricing Prospectus, the Prospectus and the Registration Statement fairly present the information shown therein as at the respective dates and for the respective periods specified and are derived from the consolidated financial statements set forth in the Registration Statement, the Pricing Prospectus and the Prospectus and other financial information.

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(aa)         The interactive data in eXtensible Business Reporting Language included in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(bb)         The Company has not sustained, since the date of the latest audited financial statements included in the Pricing Prospectus and Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus; and, since such date, there has not been any change in the capital stock or long-term debt of the Company, or any material adverse changes, or any development involving a prospective material adverse change, in or affecting the business, assets, general affairs, management, financial position, prospects, stockholders’ equity or results of operations of the Company, otherwise than as set forth or contemplated in the Pricing Prospectus.

(cc)         Except as set forth in the Pricing Prospectus, there is no legal or governmental proceeding pending to which the Company is a party or of which any property or assets of the Company is the subject which is required to be described in the Registration Statement, the Pricing Prospectus or the Prospectus and is not described therein, or which, singularly or in the aggregate, if determined adversely to the Company, could reasonably be expected to have a Material Adverse Effect; and to the best of the Company’s knowledge after reasonable investigation and due diligence inquiry (“Knowledge”), no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(dd)         The Company is not (i) in violation of its charter or by-laws (or analogous governing instrument, as applicable), (ii) in default in any respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject or (iii) in violation in any respect of any law, ordinance, governmental rule, regulation or court order, decree or judgment to which it or its property or assets may be subject except, in the case of clauses (ii) and (iii) of this paragraph (dd), for any violations or defaults which, singularly or in the aggregate, would not have a Material Adverse Effect.

(ee)         The Company, after giving effect to the offering of the Stock and the application of the proceeds thereof as described in the Pricing Prospectus and the Prospectus, will not become an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(ff)         Neither the Company nor any of its officers, directors or affiliates has taken or will take, directly or indirectly, any action designed or intended to stabilize or manipulate the price of any security of the Company, or which caused or resulted in, or which might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company.

(gg)         The Company has made and keeps books, records and accounts, which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Company in all material respects.

(hh)         There is no franchise agreement, lease, contract, or other agreement or document required by the Securities Act or by the Rules and Regulations to be described in the Pricing Prospectus and in the Prospectus or to be filed as an exhibit to any Registration Statement which is not so described or filed therein as required; and all descriptions of any such franchise agreements, leases, contracts, or other agreements or documents contained in the Pricing Prospectus and in the Prospectus are accurate and complete descriptions of such documents in all material respects. Other than as described in the Pricing Prospectus, no such franchise agreement, lease, contract or other agreement has been suspended or terminated for convenience or default by the Company or any of the other parties thereto, and the Company has not received notice of and the Company does not have Knowledge of any such pending or threatened suspension or termination.

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(ii)         No relationship, direct or indirect, exists between or among the Company on the one hand, and the directors, officers, stockholders (or analogous interest holders), suppliers of the Company or any of its affiliates on the other hand, which is required to be described in the Pricing Prospectus and the Prospectus and which is not so described.

(jj)         No person or entity has the right to require registration of shares of Common Stock or other securities of the Company because of the filing or effectiveness of any Registration Statement or otherwise, except for persons and entities who have expressly waived such right in writing or who have been given timely and proper written notice and have failed to exercise such right within the time or times required under the terms and conditions of such right. Except as described in the Pricing Prospectus, there are no persons with registration rights or similar rights to have any securities registered by the Company under the Securities Act.

(kk)       The Company does not own “margin securities” as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System.

(ll)         Except as set forth in the Pricing Prospectus, neither the Company, the Sponsor nor any affiliate thereof is a party to any contract, agreement or understanding with any person that would give rise to a valid claim against the Company or the Underwriters for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Stock or any transaction contemplated by this Agreement, the Registration Statement, the Pricing Prospectus or the Prospectus.

(mm)     Since the date as of which information is given in the Pricing Prospectus and the Prospectus through the date hereof, and except as set forth in the Pricing Prospectus, the Company has not (i) issued or granted any securities, (ii) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations which were incurred in the ordinary course of business, (iii) entered into any material transaction other than in the ordinary course of business or (iv) declared or paid any dividend on its capital stock.

(nn)       All of the information provided to the Underwriters or to counsel for the Underwriters by the Company, its officers and directors and the holders of any securities (debt or equity) or options to acquire any securities of the Company in connection with letters, filings or other supplemental information provided to FINRA pursuant to FINRA Rule 5110 or 5121 is true, correct and complete.

(oo)       Except as described in the Pricing Prospectus and the Prospectus, the Company has not made any direct or indirect payments (in cash, securities or any other “item of value” as defined in Rule 5110(c)(3) of FINRA’s Conduct Rules): (i) to any person, as a finder’s fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company; (ii) to any person that has been accepted by FINRA as a member of FINRA; or (iii) to any person or entity that has any direct or indirect affiliation or association with any Member, within the twelve months prior to the Effective Date, other than payments to the Underwriters pursuant to this Agreement.

(pp)       The Company is not a Passive Foreign Investment Company (“PFIC”) within the meaning of Section 1296 of the United States Internal Revenue Code of 1966.

(qq)       No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in either the Pricing Prospectus or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(rr)         The Stock has been approved for listing subject to notice of issuance on Nasdaq. A registration statement has been filed on Form 8-A pursuant to Section 12 of the Exchange Act, which registration statement complies in all material respects with the Exchange Act.

(ss)       Except as disclosed in the Pricing Prospectus and the Prospectus, prior to the date hereof, neither the Company nor anyone on its behalf has, and as of the Closing Date, neither the Company nor anyone on its behalf will have contacted any prospective target business (as described in the Prospectus) or had any substantive discussions, formal or otherwise, with respect to a possible Business Combination or undertaken, or engaged or retained any agent or other representative to undertake, any actions to identify or locate an acquisition candidate.

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(tt)         Upon delivery and payment for the Firm Stock on the Closing Date, the Company will not be subject to Rule 419 under the Act and none of the Company’s outstanding securities will be deemed to be a “penny stock” as defined in Rule 3a51-1 under the Exchange Act.

(uu)         Neither the Company, the Sponsor nor, to the Company’s Knowledge, any employee or agent of the Company, has (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds, (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended or (iv) made any other unlawful payment.

(vv)         There are no transactions, arrangements or other relationships between and/or among the Company, any of its affiliates (as such term is defined in Rule 405 of the Rules and Regulations) and any unconsolidated entity, including, but not limited to, any structured finance, special purpose or limited purpose entity that could reasonably be expected to materially affect the Company’s liquidity or the availability of or requirements for its capital resources required to be described in the Pricing Prospectus and the Prospectus which have not been described as required.

(ww)        There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of their respective family members, except as disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus. All transactions by the Company with office holders or control persons of the Company have been duly approved by the board of directors of the Company, or duly appointed committees or officers thereof, if and to the extent required under U.S. law.

(xx)        Neither the Company nor any affiliate thereof has made a subordinated loan to any member firm of FINRA.

(yy)       The statistical and market related data included in each Initial Registration Statement, the Pricing Prospectus and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and such data agree with the sources from which they are derived.

(zz)         The operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending, or to the Company’s Knowledge, threatened.

(aaa)       Neither the Company nor the Sponsor, nor, to the Company’s Knowledge, any director, officer, agent, employee or affiliate of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and neither the Company nor the Sponsor will directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(bbb)       The Company is not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur on the Closing Date, will not be Insolvent (as defined below). For purposes of this Section 3(lll), “Insolvent” means, with respect to any person, (i) the present fair saleable value of such person's assets is less than the amount required to pay such person's total Indebtedness, (ii) such person is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) such person intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature or (iv) such person has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

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(ccc)        Neither the Company nor any of its affiliates (within the meaning of FINRA Rule 5121(f)(1)) directly or indirectly controls, is controlled by, or is under common control with, or is an associated person (within the meaning of Article I, Section 1(ee) of the By-laws of FINRA) of, any member firm of FINRA.

Any certificate signed by or on behalf of the Company and delivered to the Representative or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

3.          Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Company the respective numbers of shares of Firm Stock set forth opposite the names of the Underwriters in Schedule A hereto.

The purchase price per share to be paid by the Underwriters to the Company for the Firm Stock will be $9.70 per share (the “Purchase Price”).

In addition to the discount from the public offering price represented by the Purchase Price set forth above, the Company hereby agrees to pay to the Underwriters a deferred discount of $0.275 per share of Stock (including both Firm Stock and Optional Stock) purchased hereunder (the “Deferred Discount”). The Underwriters hereby agree that if no Business Combination is consummated within the time period provided in the Trust Agreement and the funds held under the Trust Agreement are distributed to the holders of the Common Stock sold pursuant to this Agreement (the “Public Stockholders”), (i) the Underwriters will forfeit any rights or claims to the Deferred Discount and (ii) the trustee under the Trust Agreement is authorized to distribute the Deferred Discount to the Public Stockholders on a pro rata basis.

The Company will deliver the Firm Stock to the Representative for the respective accounts of the several Underwriters, through the facilities of The Depository Trust Company, in each such case, issued in such names and in such denominations as the Representative may direct by notice in writing to the Company given at or prior to 12:00 Noon, New York time, on the second (2nd) full business day preceding the Closing Date against payment of the aggregate Purchase Price therefor by wire transfer in federal (same day) funds to an account at a bank reasonably acceptable to Cowen payable to the order of the Company for the Firm Stock sold by them all at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Los Angeles, CA. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligations of each Underwriter hereunder. The time and date of the delivery and closing shall be at 10:00 A.M., New York time, on October 29, 2013, in accordance with Rule 15c6-1 of the Exchange Act. The time and date of such payment and delivery are herein referred to as the “Closing Date”. The Closing Date and the location of delivery of, and the form of payment for, the Firm Stock may be varied by agreement between the Company and Cowen.

Payment for the Firm Stock shall be made as follows: $56,850,000 of the proceeds received by the Company for the Firm Stock, including $1,650,000 of Deferred Discount, shall be deposited in the Trust Account pursuant to the terms of the Trust Agreement and $1,350,000 shall be paid to the order of the Company upon delivery to the Representative of the Firm Stock through the facilities of DTC.

For the purpose of covering any over-allotments in connection with the distribution and sale of the Firm Stock as contemplated by the Prospectus, the Underwriters may purchase all or less than all of the Optional Stock. The price per share to be paid for the Optional Stock shall be the Purchase Price. The Company agrees to sell to the Underwriters the number of shares of Optional Stock specified in the written notice delivered by Cowen to the Company described below and the Underwriters agree, severally and not jointly, to purchase such shares of Optional Stock. The option granted hereby may be exercised as to all or any part of the Optional Stock at any time, and from time to time, not more than forty-five (45) days subsequent to the date of this Agreement. No Optional Stock shall be sold and delivered unless the Firm Stock previously has been, or simultaneously is, sold and delivered. The right to purchase the Optional Stock or any portion thereof may be surrendered and terminated at any time upon notice by Cowen to the Company.

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The option granted hereby may be exercised one time in whole or in part at any time on or before the 45th day after the date of the Prospectus by written notice being given to the Company by Cowen setting forth the number of shares of the Optional Stock to be purchased by the Underwriters and the date and time for delivery of and payment for the Optional Stock. Such date and time for delivery of and payment for the Optional Stock (which may be the Closing Date, but not earlier) is herein called the “Option Closing Date” and shall in no event be earlier than two (2) business days nor later than five (5) business days after written notice is given. The Option Closing Date and the Closing Date are herein called the “Closing Dates.”

The Company will deliver the Optional Stock to the Representative for the respective accounts of the several Underwriters, through the facilities of The Depository Trust Company, in each such case, issued in such names and in such denominations as the Representative may direct by notice in writing to the Company given at or prior to 12:00 Noon, New York time, on the second (2nd) full business day preceding the Option Closing Date against payment of the aggregate Purchase Price therefor by wire transfer in federal (same day) funds to an account at a bank reasonably acceptable to Cowen payable to the order of the Company, all at the offices of Skadden, Arps, Slate, Meacher & Flom, LLP Los Angeles, CA. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligations of each Underwriter hereunder. The Option Closing Date and the location of delivery of, and the form of payment for, the Optional Stock may be varied by agreement between the Company and Cowen.

Payment for the Optional Stock shall be made as follows: $9.70 per Optional Stock shall be deposited in the Trust Account pursuant to the terms of the Trust Agreement upon delivery to the Representative of the Optional Stock through the facilities of DTC.

The several Underwriters propose to offer the Stock for sale upon the terms and conditions set forth in the Prospectus.

4.          Further Agreements of the Company

The Company agrees with the several Underwriters:

(a)          To prepare the Rule 462(b) Registration Statement, if necessary, in a form approved by the Representative and file such Rule 462(b) Registration Statement with the Commission by 10:00 P.M., New York time, on the date hereof, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Rules and Regulations; to prepare the Prospectus in a form approved by the Representative containing information previously omitted at the time of effectiveness of any Registration Statement in reliance on Rules 430A, 430B or 430C of the Rules and Regulations and to file such Prospectus pursuant to Rule 424(b) of the Rules and Regulations not later than the second business (2nd) day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 430A of the Rules and Regulations; to notify the Representative immediately of the Company’s intention to file or prepare any supplement or amendment to any Registration Statement or to the Prospectus and to make no amendment or supplement to any Registration Statement, the Pricing Prospectus or to the Prospectus to which the Representative shall reasonably object by notice to the Company after a reasonable period to review; to advise the Representative, promptly after it receives notice thereof, of the time when any amendment to any Initial Registration Statement has been filed or becomes effective or any supplement to the Pricing Prospectus or the Prospectus or any amended Prospectus has been filed and to furnish the Underwriter with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rules 433(d) or 163(b)(2) of the Rules and Regulations, as the case may be; to advise the Representative, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary or the Prospectus, of the suspension of the qualification of the Stock for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of any Registration Statement, the Pricing Prospectus or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification, and promptly to use its best efforts to obtain the withdrawal of such order.

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(b)          The Company will promptly notify the Representative if the Company ceases to be an Emerging Growth Company at any time prior to the later of (a) the completion of the distribution of the Firm Stock within the meaning of the Securities Act and (b) completion of the Lock-Up Period (as defined below).

(c)          If at any time following the distribution of any Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representative and will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

(d)          The Company represents and agrees that, it has not made and will not make any offer relating to the Stock that would constitute a “free writing prospectus” as defined in Rule 405 of the Rules and Regulations.

(e)          If at any time prior to the expiration of nine (9) months after the later of (i) the latest effective date of the Registration Statement or (ii) the date of the Prospectus, when a prospectus relating to the Stock is required to be delivered (or in lieu thereof, the notice referred to in Rule 173(a) of the Rules and Regulations) any event occurs or condition exists as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made when the Prospectus is delivered (or in lieu thereof, the notice referred to in Rule 173(a) of the Rules and Regulations), not misleading, or if it is necessary at any time to amend or supplement any Registration Statement or the Prospectus to comply with the Securities Act, that the Company will promptly notify the Representative thereof and upon their request will prepare an appropriate amendment or supplement in form and substance satisfactory to the Representative which will correct such statement or omission or effect such compliance and will use its best efforts to have any amendment to any Registration Statement declared effective as soon as possible. The Company will furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representative may from time to time reasonably request of such amendment or supplement. In case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) of the Rules and Regulations) relating to the Stock nine (9) months or more after the later of (i) the latest effective date of the Registration Statement or (ii) the date of the Prospectus, the Company upon the request of the Representative will prepare promptly an amended or supplemented Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Securities Act and deliver to such Underwriter as many copies as such Underwriter may request of such amended or supplemented Prospectus complying with Section 10(a)(3) of the Securities Act.

(f)          For a period commencing on the Effective Date and ending on the earlier of five (5) years from such date or such earlier time at which the Liquidation occurs, the Company will use its best efforts to maintain the registration of the Common Stock under the provisions of the Exchange Act, except after giving effect to a going private transaction after the completion of a Business Combination. The Company will not deregister the Common Stock under the Exchange Act (except in connection with a going private transaction after the completion of a Business Combination) without the prior written consent of the Representative. As used herein, “Liquidation” shall mean the distributions of the Trust Account to the Public Stockholders in connection with the redemption of shares of Common Stock held by the Public Stockholders pursuant to the terms of the Company’s Amended and Restated Certificate of Incorporation, as amended, if the Company fails to consummate a Business Combination.

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(g)          The Company shall, on the date hereof, retain its independent registered public accounting firm to audit the balance sheet of the Company as of the Closing Date (the “Audited Balance Sheet”) reflecting the receipt by the Company of the proceeds of the offering and sale of the Firm Stock on the Closing Date. As soon as the Audited Balance Sheet becomes available, the Company shall promptly, but not later than four Business Days after the Closing Date, file a Current Report on Form 8-K with the Commission, which Report shall contain the Company’s Audited Balance Sheet. Additionally, upon the Company’s receipt of the proceeds from the exercise of all or any portion of the Optional Stock, the Company shall promptly, but not later than four Business Days after the receipt of such proceeds, file a Current Report on Form 8-K with the Commission, which report shall disclose the Company’s sale of the Optional Stock and its receipt of the proceeds therefrom.

(h)           For a period commencing on the Effective Date and ending on the earlier of at least five (5) years from such date or such earlier time at which the Liquidation occurs or the Common Stock ceases to be publicly traded, the Company, at its expense, shall cause its regularly engaged independent registered public accounting firm to review (but not audit) the Company’s financial statements for each of the first three fiscal quarters prior to the announcement of quarterly financial information, the filing of the Company’s Form 10-Q quarterly report and the mailing, if any, of quarterly financial information to stockholders.

(i)          For a period commencing on the Effective Date and ending on the earlier of at least five (5) years from such date or such earlier time at which the Liquidation occurs or the Common Stock cease to be publicly traded, the Company shall retain a transfer agent.

(j)          In no event will the amounts payable by the Company for office space and secretarial and administrative services exceed $10,000 per month in the aggregate until the earlier of the date of the consummation of the Business Combination or the Liquidation.

(k)          Other than payments made pursuant to the terms of the Services Agreement and except as set forth in this subsection, the Company shall not pay the Sponsor or any of the Company’s executive officers, directors or any of their respective affiliates any fees or compensation for services rendered to the Company prior to, or in connection with, the consummation of a Business Combination; provided however, that such officers, directors and affiliates (i) may receive reimbursement for out-of-pocket expenses incurred by them in connection with activities on the Company’s behalf to the extent that such expenses do not exceed the amount of available proceeds not deposited in the Trust Account and (ii) may be repaid loans as described in the Registration Statement.

(l)          The Company will apply the net proceeds from the offering received by it in a manner consistent in all material respects with the applications described under the caption “Use of Proceeds” in the Pricing Prospectus and the Prospectus.

(m)          For a period of 90 days following the Effective Date, in the event any person or entity (regardless of any FINRA affiliation or association) is engaged to assist the Company in its search for a merger candidate or to provide any other merger and acquisition services, or has provided or will provide any investment banking, financial, advisory and/or consulting services to the Company, the Company agrees that it shall provide to FINRA, the Representative and its counsel prior to the consummation of the Business Combination: (i) the identity of the person or entity providing any such services; (ii) complete details of all such services and copies of all agreements governing such services; and (iii) justification as to why the value received by any person or entity for such services is not underwriting compensation for the offering and sale of the Stock. The Company also agrees that proper disclosure of such arrangement or potential arrangement will be made in the tender offer materials or proxy statement, as applicable, which the Company may file in connection with the Business Combination for purposes of offering redemption of shares held by its stockholders or for soliciting stockholder approval, as applicable.

(n)          The Company shall advise FINRA, the Representative and its counsel if it is aware that any 5% or greater stockholder of the Company becomes an affiliate or associated person of a Member participating in the distribution of the Company’s Securities.

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(o)          The Company shall cause the proceeds of the offering and sale of the Stock to be held in the Trust Account to be invested only in United States government treasury bills with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act as set forth in the Trust Agreement and disclosed in the Statutory Prospectus and the Prospectus. The Company will otherwise conduct its business in a manner so that it will not become subject to the Investment Company Act. Furthermore, once the Company consummates a Business Combination, it will not be required to register as an investment company under the Investment Company Act.

(p)          During the period prior to the Company’s initial Business Combination, the Company may instruct the trustee under the Trust Agreement to release from the Trust Account the amounts necessary to pay income tax and Delaware franchise taxes on a timely basis. Otherwise, all funds held in the Trust Account (including any interest income earned on the amounts held in the Trust Account (net of taxes payable thereon)) will remain in the Trust Account until the earlier of the consummation of the Company’s initial Business Combination or the Liquidation.

(q)           In connection with a Business Combination, the Company will not authorize any disbursement of the funds in the Trust Account without the prior written approval of the Representative (which will not be unreasonably withheld).

(r)          Prior to the consummation of a Business Combination or the Liquidation, the Company shall not issue any shares of Common Stock, warrants or any options or other securities convertible into Common Stock, or any shares of preferred stock, in each case, that participate in any manner in the Trust Account or that vote as a class with the Common Stock on a Business Combination.

(s)          The Company agrees that it will use commercially reasonable efforts to prevent the Company from becoming subject to Rule 419 under the Act prior to the consummation of any Business Combination, including, but not limited to, using its best efforts to prevent any of the Company’s outstanding securities from being deemed to be a “penny stock” as defined in Rule 3a-51-1 under the Exchange Act during such period.

(t)          To the extent required by Rule 13a-15(e) under the Exchange Act, the Company will maintain “disclosure controls and procedures” (as defined under Rule 13a-15(e) under the Exchange Act) and a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(u)          The Company will use commercially reasonable efforts to effect and maintain the listing of the Stock on the Nasdaq Capital Market.

(v)         As soon as legally required to do so, the Company and its directors and officers, in their capacities as such, shall take all actions necessary to comply with any provision of the Sarbanes-Oxley Act, including Section 402 related to loans and Sections 302 and 906 related to certifications, and to comply with the applicable Nasdaq Marketplace Rules.

(w)          The Company shall not take any action or omit to take any action that would cause the Company to be in breach or violation of its Amended and Restated Certificate of Incorporation, as amended, or its Amended and Restated Bylaws, as amended.

(x)          The Company will seek to have all vendors, service providers (other than independent accountants), prospective target businesses or other entities with which it does business enter into agreement waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account for the benefit of the Public Stockholders.

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(y)          The Company may consummate the initial Business Combination and conduct redemptions of shares of Common Stock for cash upon consummation of such Business Combination without a stockholder vote pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, including the filing of tender offer documents with the Commission. Such tender offer documents will contain substantially the same financial and other information about the initial Business Combination and the redemption rights as is required under the Commission’s proxy rules and will provide each stockholder of the Company with the opportunity prior to the consummation of the initial Business Combination to redeem the shares of Common Stock held by such stockholder for an amount of cash equal to (A) the aggregate amount then on deposit in the Trust Account representing (x) the proceeds held in the Trust Account from the Offering and the sale of the Private Placement Shares and Sponsor Shares and (y) any interest income earned on the funds held in the Trust Account, net of income and franchise taxes payable, divided by (B) the total number of shares of Common Stock sold in the offering (the “Public Shares”) then outstanding. If, however, the Company elects not to file such tender offer documents, a stockholder vote is required by law in connection with the initial Business Combination, or the Company decides to hold a stockholder vote for business or other legal reasons, the Company will submit such Business Combination to the Company’s stockholders for their approval (“Business Combination Vote”). With respect to the initial Business Combination Vote, if any, the Sponsor has agreed to vote all of its Sponsor Shares and Private Placement Shares and to vote any other shares of Common Stock purchased during or after the offering in favor of the Company’s initial Business Combination. If the Company seeks stockholder approval of the initial Business Combination, the Company will offer to each Public Stockholder holding shares of Common Stock the right to have its shares redeemed in conjunction with a proxy solicitation pursuant to the proxy rules of the Commission at a per share redemption price (the “Redemption Price”) equal to (I) the aggregate amount then on deposit in the Trust Account representing (1) the proceeds held in the Trust Account from the Offering and the sale of the Private Placement Shares and Sponsor Shares and (2) any interest income earned on the funds held in the Trust Account, net of income and franchise taxes payable, divided by (II) the total number of Public Shares then outstanding. If the Company seeks stockholder approval of the initial Business Combination, the Company may proceed with such Business Combination only if a majority of the shares voted are voted to approve such Business Combination. If, after seeking and receiving such stockholder approval, the Company elects to so proceed, it will redeem shares, at the Redemption Price, from those Public Stockholders who affirmatively requested such redemption. Only Public Stockholders holding shares of Common Stock who properly exercise their redemption rights, in accordance with the applicable tender offer or proxy materials related to such Business Combination, shall be entitled to receive distributions from the Trust Account in connection with an initial Business Combination, and the Company shall pay no distributions with respect to any other holders or shares of capital stock of the Company in connection therewith. In the event that the Company does not effect a Business Combination by twenty-one (21) months from the date of the consummation of the offering, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten (10) business days thereafter, redeem 100% of the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest but net of franchise and income taxes payable, divided by the number of then outstanding Public Shares, which redemption will completely extinguish Public Stockholders’ rights as stockholders (including the right to receive further Liquidation distributions, if any), subject to applicable law, and subject to the requirement that any refund of income taxes that were paid from the Trust Account that is received after the redemption shall be distributed to the former Public Stockholders, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. Only Public Stockholders holding shares of Common Stock shall be entitled to receive such redemption amounts and the Company shall pay no such redemption amounts or any distributions in Liquidation with respect to any other shares of capital stock of the Company. The Company will not propose any amendment to its Amended and Restated Certificate of Incorporation that would affect the substance or timing of the Company’s obligation to redeem 100% of the outstanding Public Shares if the Company has not consummated a Business Combination within twenty-one (21) months from the closing of the Offering, as described in the Company’s Amended and Restated Certificate of Incorporation.

(z)          In the event that the Company desires or is required by an applicable law or regulation to cause an announcement (“Business Combination Announcement”) to be placed in The Wall Street Journal, The New York Times or any other news or media publication or outlet or to be made via a public filing with the Commission announcing the consummation of the Business Combination that indicates that the Underwriters were the underwriters in the Offering, the Company shall supply the Representative with a draft of the Business Combination Announcement and provide the Representative with a reasonable advance opportunity to comment thereon, subject to the agreement of the Underwriters to keep confidential such draft announcement in accordance with the Representative’s standard policies regarding confidential information.

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(aa)         Upon the consummation of the initial Business Combination, the Company will pay to the Representative, on behalf of the Underwriters, the Deferred Discount. Payment of the Deferred Discount will be made out of the proceeds of this offering held in the Trust Account. Payment of the Deferred Discount will be made to the Underwriters simultaneously with the payments made with respect to the Business Combination. The Representative shall be included as a required signatory in order to access the funds from the Trust Account. The Underwriters shall have no claim to payment of any interest earned on the portion of the proceeds held in the Trust Account representing the Deferred Discount. If the Company fails to consummate its initial Business Combination within twenty-one (21) months from the date of the consummation of the Offering, the Deferred Discount will not be paid to the Representative and will, instead, be included in the Liquidation distribution of the proceeds held in the Trust Account made to the Public Stockholders. In connection with any such Liquidation, the Underwriters forfeit any rights or claims to the Deferred Discount.

(bb)         To furnish promptly to the Representative and to counsel for the Underwriters a signed copy of each Registration Statement as originally filed with the Commission, and of each amendment thereto filed with the Commission, including all consents and exhibits filed therewith.

(cc)         To deliver promptly to the Representative in New York City such number of the following documents as the Representative shall reasonably request: (i) conformed copies of each Registration Statement as originally filed with the Commission (in each case excluding exhibits), (ii) each Preliminary Prospectus, (iii) the Prospectus (the delivery of the documents referred to in clauses (i), (ii) and (iii) of this paragraph (cc) to be made not later than 10:00 A.M., New York time, on the business day following the execution and delivery of this Agreement), (iv) conformed copies of any amendment to any Registration Statement (excluding exhibits) and (v) any amendment or supplement to the Pricing Prospectus or the Prospectus (the delivery of the documents referred to in clauses (iv) and (v) of this paragraph (cc) to be made not later than 10:00 A.M., New York City time, on the business day following the date of such amendment or supplement).

(dd)         To make generally available to its shareholders as soon as practicable, but in any event not later than sixteen (16) months after the effective date of each Registration Statement (as defined in Rule 158(c) of the Rules and Regulations), an earnings statement of the Company (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158); and to furnish to its shareholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, shareholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and as soon as possible after each of the first three fiscal quarters of each fiscal year (beginning with the first fiscal quarter after the effective date of such Registration Statement), consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail.

(ee)         To take promptly from time to time such actions as the Representative may reasonably request to qualify the Stock for offering and sale under the securities or Blue Sky laws of such jurisdictions (domestic or foreign) as the Representative may designate and to continue such qualifications in effect, and to comply with such laws, for so long as required to permit the offer and sale of Stock in such jurisdictions; provided that the Company shall not be obligated to qualify as foreign corporations in any jurisdiction in which it is not so qualified or to file a general consent to service of process in any jurisdiction.

(ff)         Upon request, during the period of five (5) years from the date hereof, to deliver to each of the Underwriters, (i) as soon as they are available, copies of all reports or other communications furnished to shareholders, and (ii) as soon as they are available, copies of any reports and financial statements furnished or filed with the Commission or any national securities exchange on which the Stock is listed. However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”), it is not required to furnish such reports or statements to the Underwriters.

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(gg)       Prior to the consummation of a Business Combination or a Liquidation, the Company shall not issue any shares of Common Stock, warrants or any options or other securities convertible into Common Stock, or any shares of preferred stock, in each case, that participate in any manner in the Trust Account.

(hh)       To supply the Representative with copies of all correspondence to and from, and all documents issued to and by, the Commission in connection with the registration of the Stock under the Securities Act or any Registration Statement, any Preliminary Prospectus or the Prospectus, or any amendment or supplement thereto.

(ii)         Prior to each Closing Date, to furnish to the Representative, as soon as they have been prepared, copies of any unaudited interim consolidated financial statements of the Company for any periods subsequent to the periods covered by the financial statements appearing in the Registration Statement and the Prospectus.

(jj)         Prior to the latest Closing Date, not to issue any press release or other communication directly or indirectly or hold any press conference with respect to the Company, its condition, financial or otherwise, or earnings, business affairs or business prospects (except for routine oral marketing communications in the ordinary course of business and consistent with the past practices of the Company and of which the Representative are notified), without the prior written consent of the Representative, unless in the judgment of the Company and its counsel, and after notification to the Representative, such press release or communication is required by law.

(kk)       Until the Representative shall have notified the Company of the completion of the resale of the Stock, that the Company will not, and will cause its affiliated purchasers (as defined in Regulation M under the Exchange Act) not to, either alone or with one or more other persons, bid for or purchase, for any account in which it or any of its affiliated purchasers has a beneficial interest, any Stock, or attempt to induce any person to purchase any Stock; and not to, and to cause its affiliated purchasers not to, make bids or purchase for the purpose of creating actual, or apparent, active trading in or of raising the price of the Stock.

(ll)         Not to take any action prior to latest Closing Date which would require the Prospectus to be amended or supplemented pursuant to Section 4(e).

(mm)      To maintain, at its expense, a registrar and transfer agent for the Stock.

(nn)       To use its best efforts to do and perform all things required to be done or performed under this Agreement by the Company prior to each Closing Date and to satisfy all conditions precedent to the delivery of the Firm Stock and the Optional Stock.

5.          Payment of Expenses. The Company agrees to pay, or reimburse if paid by any Underwriter, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated: (a) the costs incident to the authorization, issuance, sale, preparation and delivery of the Stock and any taxes payable in that connection; (b) the costs incident to the registration of the Stock under the Securities Act and the Exchange Act; (c) the costs incident to the preparation, printing and distribution of any Registration Statement, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus, any amendments, supplements and exhibits thereto, this Agreement and any closing documents by mail, telex or other means of communications; (d) the fees and expenses (including related fees and expenses of counsel for the Underwriters up to $150,000) incurred in connection with securing any required review by FINRA of the terms of the sale of the Stock and any filings made with FINRA; (e) any applicable listing or other fees; (f) the fees and expenses (including related fees and expenses of counsel to the Underwriters not to exceed $5,000) of qualifying the Stock under the securities laws of the several jurisdictions as provided in Section 4(ee)) and of preparing, printing and distributing wrappers and Legal Investment Surveys; (g) the cost of preparing and printing stock certificates; (h) all fees and expenses of the registrar and transfer agent of the Stock; (i) the costs and expenses (including, without limitation, any damages or other amounts payable in connection with the legal or contractual liability) associated with the reforming of any contracts for sale of the Stock made by the Underwriters caused by a breach of the representation contained in Section 2(c), (j) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Stock, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the officers of the Company and such consultants, including the cost of any aircraft chartered in connection with the road show, and (m) all other costs and expenses incident to the offering of the Stock or the performance of the obligations of the Company under this Agreement (including, without limitation, the fees and expenses of the Company’s counsel and the Company’s independent accountants); provided that, except to the extent otherwise provided in this Section 5 and in Sections 9 and 10, the Underwriters shall pay their own costs and expenses, including the fees and expenses of their counsel, any transfer taxes on the resale of any Stock by them and the expenses of advertising any offering of the Stock made by the Underwriters.

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6.          Conditions of Underwriters’ Obligations. The respective obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained herein when made and as of the Applicable Time and on such Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:

(a)          The Registration Statement has become effective under the Securities Act, and no stop order suspending the effectiveness of any Registration Statement or any part thereof, preventing or suspending the use of any Preliminary Prospectus or the Prospectus or any part thereof shall have been issued and no proceedings for that purpose or pursuant to Section 8A under the Securities Act shall have been initiated or threatened by the Commission, and all requests for additional information on the part of the Commission (to be included in each Registration Statement or the Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Representative; the Rule 462(b) Registration Statement, if any, the Prospectus shall have been filed with, the Commission within the applicable time period prescribed for such filing by, and in compliance with, the Rules and Regulations and in accordance with Section 4(a), and the Rule 462(b) Registration Statement, if any, shall have become effective immediately upon its filing with the Commission; and FINRA shall have raised no objection to the fairness and reasonableness of the terms of this Agreement or the transactions contemplated hereby.

(b)          None of the Underwriters shall have discovered and disclosed to the Company on or prior to such Closing Date that any Registration Statement or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of counsel for the Underwriters, is material or omits to state any fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading, or that the Pricing Prospectus or the Prospectus or any amendment or supplement thereto contains an untrue statement of fact which, in the opinion of such counsel, is material or omits to state any fact which, in the opinion of such counsel, is material and is necessary in order to make the statements, in the light of the circumstances in which they were made, not misleading.

(c)          All corporate proceedings and other legal matters incident to the authorization, form and validity of each of this Agreement, the Stock, any Registration Statement, the Pricing Prospectus and the Prospectus and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(d)          Skadden, Arps, Slate, Meagher & Flom LLP shall have furnished to the Representative such counsel’s written opinion, as counsel to the Company, addressed to the Underwriters and dated such Closing Date, in form and substance reasonably satisfactory to the Representative.

(e)          The Representative shall have received from McDermott Will & Emery LLP, counsel for the Underwriters, such opinion or opinions, dated such Closing Date, with respect to such matters as the Underwriters may reasonably require, and the Company shall have furnished to such counsel such documents as they request for enabling them to pass upon such matters.

(f)          At the time of the execution of this Agreement, the Representative shall have received from Rothstein Kass a letter, addressed to the Underwriters, executed and dated such date, in form and substance satisfactory to the Representative (i) confirming that they are an independent registered accounting firm with respect to the Company within the meaning of the Securities Act and the Rules and Regulations and PCAOB and (ii) stating the conclusions and findings of such firm, of the type ordinarily included in accountants’ “comfort letters” to underwriters, with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus.

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(g)          On the effective date of any post-effective amendment to any Registration Statement and on such the Closing Date, the Representative shall have received a letter (the “bring-down letter”) from Rothstein Kass addressed to the Underwriters and dated such Closing Date confirming, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Pricing Prospectus and the Prospectus, as the case may be, as of a date not more than three (3) business days prior to the date of the bring-down letter), the conclusions and findings of such firm, of the type ordinarily included in accountants’ “comfort letters” to underwriters, with respect to the financial information and other matters covered by its letter delivered to the Representative concurrently with the execution of this Agreement pursuant to paragraph (f) of this Section 6.

(h)          The Company shall have furnished to the Representative a certificate, dated such Closing Date, of its Chairman of the Board or President and its Chief Financial Officer stating that (i) such officers have carefully examined the Registration Statement, the Pricing Prospectus and the Prospectus and, in their opinion, each Registration Statement and each amendment thereto, as of their respective effective dates and as of such Closing Date did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Pricing Prospectus, as of the Applicable Time and as of such Closing Date, the Prospectus and each amendment or supplement thereto, as of the respective date thereof and as of such Closing Date, did not include any untrue statement of a material fact and did not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading, (ii) to the best of their knowledge after reasonable investigation, as of such Closing Date, the representations and warranties of the Company in this Agreement are true and correct in all material respects and the Company has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date, and (iii) there has not been, subsequent to the date of the most recent audited financial statements included in the Pricing Prospectus, any material adverse change in the financial position or results of operations of the Company, or any change or development that, singularly or in the aggregate, would involve a material adverse change or a prospective material adverse change, in or affecting the condition (financial or otherwise), results of operations, business, assets or prospects of the Company, except as set forth in the Prospectus.

(i)          No action shall have been taken and no law, statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would prevent the issuance or sale of the Stock or materially and adversely affect or potentially materially and adversely affect the business or operations of the Company or the Sponsor; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued which would prevent the issuance or sale of the Stock or materially and adversely affect or potentially materially and adversely affect the business or operations of the Company.

(j)          On the Effective Date, the Company shall have delivered to the Representative executed copies of the Trust Agreement, the Subscription Agreement, the Private Placement Agreement and each of the Insider Letters.

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(k)          Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or the Nasdaq Global Market or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or materially limited, or minimum or maximum prices or maximum range for prices shall have been established on any such exchange or such market by the Commission, by such exchange or market or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Federal or state authorities or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, (iii) the United States shall have become engaged in hostilities, or the subject of a material act of terrorism, or there shall have been an outbreak of or material escalation in hostilities involving the United States, or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the reasonable judgment of the Representative, impracticable to proceed with the sale or delivery of the Stock on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus.

(l)          The Exchange shall have approved the Stock for listing therein, subject only to official notice of issuance and evidence of satisfactory distribution.

(m)          Cowen shall have received on and as of such Closing Date satisfactory evidence of the good standing of the Company in its jurisdiction of organization and its good standing as a foreign entity in such other jurisdictions as Cowen may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate Governmental Authorities of such jurisdictions.

(n)          On or prior to such Closing Date, the Company shall have furnished to Cowen such further certificates and documents as Cowen may reasonably request.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

7.          Indemnification and Contribution.

(a)     The Company shall indemnify and hold harmless:

each Underwriter, its directors, officers, managers, members, employees, representatives and agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively the “Underwriter Indemnified Parties,” and each an “Underwriter Indemnified Party”) against any loss, claim, damage, expense or liability whatsoever (or any action, investigation or proceeding in respect thereof), joint or several, to which such Underwriter Indemnified Party may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, expense, liability, action, investigation or proceeding arises out of or is based upon (A) any untrue statement or alleged untrue statement of a material fact contained in any Written Testing the Waters Communication, any Preliminary Prospectus, any Registration Statement or the Prospectus, or in any amendment or supplement thereto or (B) the omission or alleged omission to state in any Written Testing-the-Waters Communication, any Preliminary Prospectus, any Registration Statement or the Prospectus, or in any amendment or supplement thereto, a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Underwriter Indemnified Party promptly upon demand for any legal fees or other expenses reasonably incurred by that Underwriter Indemnified Party in connection with investigating, or preparing to defend, or defending against, or appearing as a third party witness in respect of, or otherwise incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation or proceeding, as such fees and expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, expense or liability arises out of or is based upon an untrue statement or alleged untrue statement in, or omission or alleged omission from any Preliminary Prospectus, any Registration Statement or the Prospectus, or any such amendment or supplement thereto, which information the parties hereto agree is limited to the Underwriter’s Information (as defined in Section 17).

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The indemnity agreement in this Section 7(a) is not exclusive and is in addition to each other liability which the Company might have under this Agreement or otherwise, and shall not limit any rights or remedies which may otherwise be available under this Agreement, at law or in equity to any Underwriter Indemnified Party.

(b)          Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company and its directors, its officers who signed each Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively the “Company Indemnified Parties” and each a “Company Indemnified Party”) against any loss, claim, damage, expense or liability whatsoever (or any action, investigation or proceeding in respect thereof), joint or several, to which such Company Indemnified Party may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, expense, liability, action, investigation or proceeding arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any Registration Statement or the Prospectus, or in any amendment or supplement thereto, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, any Registration Statement or the Prospectus, or in any amendment or supplement thereto, a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of that Underwriter specifically for use therein, which information the parties hereto agree is limited to the Underwriter’s Information as defined in Section 17, and shall reimburse the Company Indemnified Parties for any legal or other expenses reasonably incurred by such party in connection with investigating or preparing to defend or defending against or appearing as third party witness in connection with any such loss, claim, damage, liability, action, investigation or proceeding, as such fees and expenses are incurred. This indemnity agreement is not exclusive and will be in addition to any liability which the Underwriters might otherwise have and shall not limit any rights or remedies which may otherwise be available under this Agreement, at law or in equity to the Company Indemnified Parties.

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(c)          Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under this Section 7, notify such indemnifying party in writing of the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 7 except to the extent it has been materially prejudiced by such failure; and, provided, further, that the failure to notify an indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 7. If any such action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense of such action with counsel reasonably satisfactory to the indemnified party (which counsel shall not, except with the written consent of the indemnified party, be counsel to the indemnifying party). After notice from the indemnifying party to the indemnified party of its election to assume the defense of such action, except as provided herein, the indemnifying party shall not be liable to the indemnified party under Section 7 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense of such action other than reasonable costs of investigation; provided, however, that any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense of such action but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be at the expense of such indemnified party unless (i) the employment thereof has been specifically authorized in writing by the Company in the case of a claim for indemnification under Section 7(a) or Cowen in the case of a claim for indemnification under Section 7(b), (ii) such indemnified party shall have been advised by its counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party within a reasonable period of time after notice of the commencement of the action or the indemnifying party does not diligently defend the action after assumption of the defense, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of (or, in the case of a failure to diligently defend the action after assumption of the defense, to continue to defend) such action on behalf of such indemnified party and the indemnifying party shall be responsible for legal or other expenses subsequently incurred by such indemnified party in connection with the defense of such action; provided, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all such indemnified parties (in addition to any local counsel), which firm shall be designated in writing by Cowen if the indemnified parties under this Section 7 consist of any Underwriter Indemnified Party or by the Company if the indemnified parties under this Section 7 consist of any Company Indemnified Parties. Subject to this Section 7(c), the amount payable by an indemnifying party under Section 7 shall include, but not be limited to, (x) reasonable legal fees and expenses of counsel to the indemnified party and any other expenses in investigating, or preparing to defend or defending against, or appearing as a third party witness in respect of, or otherwise incurred in connection with, any action, investigation, proceeding or claim, and (y) all amounts paid in settlement of any of the foregoing. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of judgment with respect to any pending or threatened action or any claim whatsoever, in respect of which indemnification or contribution could be sought under this Section 7 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party in form and substance reasonably satisfactory to such indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party. Subject to the provisions of the following sentence, no indemnifying party shall be liable for settlement of any pending or threatened action or any claim whatsoever that is effected without its written consent (which consent shall not be unreasonably withheld or delayed), but if settled with its written consent, if its consent has been unreasonably withheld or delayed or if there be a judgment for the plaintiff in any such matter, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, if at any time an indemnified party shall have requested that an indemnifying party reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7(a) effected without its written consent if (i) such settlement is entered into more than forty-five (45) days after receipt by such indemnifying party of the request for reimbursement, (ii) such indemnifying party shall have received notice of the terms of such settlement at least thirty (30) days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(d)          If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under Section 7(a) or 7(b), then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid, payable or otherwise incurred by such indemnified party as a result of such loss, claim, damage, expense or liability (or any action, investigation or proceeding in respect thereof), as incurred, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company, on the one hand and the Underwriters on the other from the offering of the Stock, or (ii) if the allocation provided by clause (i) of this Section 7(d) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) of this Section 7(d) but also the relative fault of the Company, on the one hand and the Underwriters on the other with respect to the statements, omissions, acts or failures to act which resulted in such loss, claim, damage, expense or liability (or any action, investigation or proceeding in respect thereof) as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Stock purchased under this Agreement (before deducting expenses) received by the Company, bear to the total underwriting discounts and commissions received by the Underwriters with respect to the Stock purchased under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company, on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement, omission, act or failure to act; provided that the parties hereto agree that the written information furnished to the Company through the Representative by or on behalf of the Underwriters for use in the Preliminary Prospectus, any Registration Statement or the Prospectus, or in any amendment or supplement thereto, consists solely of the Underwriter’s Information as defined in Section 17.

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(e)          The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to Section 7(d) above were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to Section 7(d) above. The amount paid or payable by an indemnified party as a result of the loss, claim, damage, expense, liability, action, investigation or proceeding referred to in Section 7(d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing to defend or defending against or appearing as a third party witness in respect of, or otherwise incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation or proceeding. Notwithstanding the provisions of this Section 7, no Underwriters shall be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Stock exceeds the amount of any damages which the Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement, omission or alleged omission, act or alleged act or failure to act or alleged failure to act. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute as provided in this Section 7 are several in proportion to their respective underwriting obligations and not joint.

8.          Termination. The obligations of the Underwriters hereunder may be terminated by Cowen, in its absolute discretion by notice given to the Company prior to delivery of and payment for the Firm Stock if, prior to that time, any of the events described in Sections 6(h) or 6(k) have occurred or any events have occurred which would cause the Company to be unable to deliver the certificate referenced in Section 6(h) on the Closing Date (where such events are in the reasonable judgment of Cowen, as the Representative, impracticable to proceed with the sale or delivery of the Stock on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus) or if the Underwriters shall decline to purchase the Stock for any reason permitted under this Agreement.

9.          Reimbursement of Underwriters’ Expenses. Notwithstanding anything to the contrary in this Agreement, if (a) this Agreement shall have been terminated pursuant to Section 8 or 10, (b) the Company shall fail to tender the Stock for delivery to the Underwriters for any reason not permitted under this Agreement, (c) the Underwriters shall decline to purchase the Stock for any reason permitted under this Agreement or (d) the sale of the Stock is not consummated because any condition to the obligations of the Underwriters set forth herein is not satisfied or because of the refusal, inability or failure on the part of the Company to perform any agreement herein or to satisfy any condition or to comply with the provisions hereof, then in addition to the payment of amounts in accordance with Section 5, the Company shall reimburse the Underwriters for the fees and expenses of Underwriters’ counsel and for such other out-of-pocket expenses as shall have been reasonably incurred by them in connection with this Agreement and the proposed purchase of the Stock, including, without limitation, travel and lodging expenses of the Underwriters, and upon demand the Company shall pay the full amount thereof to Cowen; provided that if this Agreement is terminated pursuant to Section 10 by reason of the default of one or more Underwriters, the Company shall not be obligated to reimburse any defaulting Underwriter on account of expenses to the extent incurred by such defaulting Underwriter provided further that the foregoing shall not limit any reimbursement obligation of the Company to any non-defaulting Underwriter under this Section 9.

10.         Substitution of Underwriters. If any Underwriter or Underwriters shall default in its or their obligations to purchase shares of Stock hereunder on any Closing Date and the aggregate number of shares which such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed ten percent (10%) of the total number of shares to be purchased by all Underwriters on such Closing Date, the other Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the shares which such defaulting Underwriter or Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters shall so default and the aggregate number of shares with respect to which such default or defaults occur is more than ten percent (10%) of the total number of shares to be purchased by all Underwriters on such Closing Date and arrangements satisfactory to the Representative and the Company for the purchase of such shares by other persons are not made within forty-eight (48) hours after such default, this Agreement shall terminate.

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If the remaining Underwriters or substituted Underwriters are required hereby or agree to take up all or part of the shares of Stock of a defaulting Underwriter or Underwriters on such Closing Date as provided in this Section 10, (i) the Company shall have the right to postpone such Closing Date for a period of not more than five (5) full business days in order that the Company may effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees promptly to file any amendments to the Registration Statement or supplements to the Prospectus which may thereby be made necessary, and (ii) the respective numbers of shares to be purchased by the remaining Underwriters or substituted Underwriters shall be taken as the basis of their underwriting obligation for all purposes of this Agreement. Nothing herein contained shall relieve any defaulting Underwriter of its liability to the Company or the other Underwriters for damages occasioned by its default hereunder. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of any non-defaulting Underwriter or the Company, except that the representations, warranties, covenants, indemnities, agreements and other statements set forth in Section 2, the obligations with respect to expenses to be paid or reimbursed pursuant to Sections 5 and 9 and the provisions of Section 7 and Sections 12 through 21, inclusive, shall not terminate and shall remain in full force and effect.

11.         Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

(a) each Underwriter’s responsibility to the Company is solely contractual in nature, the Representative has been retained solely to act as underwriter in connection with the sale of the Stock and no fiduciary, advisory or agency relationship between the Company and the Representative has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Representative has advised or is advising the Company on other matters;

(b) the price of the Stock set forth in this Agreement was established by the Company following discussions and arms-length negotiations with the Representative, and the Company is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) it has been advised that the Representative and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Representative has no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(d) it waives, to the fullest extent permitted by law, any claims it may have against the Representative for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Representative shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

12.         Successors; Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the several Underwriters, the Company and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, other than the persons mentioned in the preceding sentence, any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person; except that the representations, warranties, covenants, agreements and indemnities of the Company contained in this Agreement shall also be for the benefit of the Underwriter Indemnified Parties and the indemnities of the several Underwriters shall be for the benefit of the Company Indemnified Parties. It is understood that each Underwriter’s responsibility to the Company is solely contractual in nature and the Underwriters do not owe the Company, or any other party, any fiduciary duty as a result of this Agreement. No purchaser of any of the Stock from any Underwriter shall be deemed to be a successor or assign by reason merely of such purchase.

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13.         Survival of Indemnities, Representations, Warranties, etc. The respective indemnities, covenants, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by them respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Company or any person controlling any of them and shall survive delivery of and payment for the Stock. Notwithstanding any termination of this Agreement, including without limitation any termination pursuant to Section 8 or Section 10, the indemnities, covenants, agreements, representations, warranties and other statements forth in Sections 2, 5, 7 and 9 and Sections 12 through 21, inclusive, of this Agreement shall not terminate and shall remain in full force and effect at all times.

14.         Notices. All statements, requests, notices and agreements hereunder shall be in writing, and:

(a)          if to the Underwriters, shall be delivered or sent by mail, telex, facsimile transmission or email to Cowen and Company, LLC, Attention: Head of Equity Capital Markets, Fax: 646-562-1249 with a copy to the General Counsel, Fax: 646-562-1124; and

(b)          if to the Company shall be delivered or sent by mail, telex, facsimile transmission or email to Global Defense and National Security Systems, Inc., Attention: Frederic Cassis, Fax: 44-20-7766-7209, email frederic.cassis@globalgroup.com;

provided, however, that any notice to an Underwriter pursuant to Section 7 shall be delivered or sent by mail, or facsimile transmission to such Underwriter at its address set forth in its acceptance telex to the Representative, which address will be supplied to any other party hereto by the Representative upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.

15.         Definition of Certain Terms. For purposes of this Agreement, (a) “business day” means any day on which the New York Stock Exchange, Inc. is open for trading and (b) “subsidiary” has the meaning set forth in Rule 405 of the Rules and Regulations.

16.         Governing Law, Agent For Service and Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, including without limitation Section 5-1401 of the New York General Obligations. The Company irrevocably appoints CT Corporation, with offices at 111 8th Avenue #3, New York, NY 10011 (and its successors) as its authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such agent, and written notice of said service to the Company by the person serving the same to the address provided in Section 14, shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company irrevocably (a) submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York for the purpose of any suit, action or other proceeding arising out of this Agreement or the transactions contemplated by this Agreement, any Registration Statement and any Preliminary Prospectus or the Prospectus, (b) agrees that all claims in respect of any such suit, action or proceeding may be heard and determined by any such court, (c) waives to the fullest extent permitted by applicable law, any immunity from the jurisdiction of any such court or from any legal process, (d) agrees not to commence any such suit, action or proceeding other than in such courts, and (e) waives, to the fullest extent permitted by applicable law, any claim that any such suit, action or proceeding is brought in an inconvenient forum.

17.         Underwriters’ Information. The parties hereto acknowledge and agree that, for all purposes of this Agreement, the Underwriters’ Information consists solely of the following information in the Prospectus: (i) the last paragraph on the front cover page concerning the terms of the offering by the Underwriters; and (ii) the statements concerning the Underwriters contained under the heading “Underwriting.”

18.         Authority of the Representative. In connection with this Agreement, you will act for and on behalf of the several Underwriters, and any action taken under this Agreement by the Representative, will be binding on all the Underwriters.

19.         Partial Unenforceability. The invalidity or unenforceability of any section, paragraph, clause or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph, clause or provision hereof. If any section, paragraph, clause or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

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20.         General. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. In this Agreement, the masculine, feminine and neuter genders and the singular and the plural include one another. The section headings in this Agreement are for the convenience of the parties only and will not affect the construction or interpretation of this Agreement. This Agreement may be amended or modified, and the observance of any term of this Agreement may be waived, only by a writing signed by the Company and the Representative.

21.         Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

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If the foregoing is in accordance with your understanding of the agreement between the Company and the several Underwriters, kindly indicate your acceptance in the space provided for that purpose below.

Very truly yours,

Global Defense & National Security Systems, Inc.

By:	/s/ Frederic Cassis
Name: Frederic Cassis
Title: Director and Secretary

Accepted as of
the date first above written:

Cowen and Company, LLC

Acting on its own behalf
and as Representative of several
Underwriters referred to in the
foregoing Agreement.

By:	Cowen and Company, LLC

By:	/s/ Andy Mertz
Name: Andy Mertz
Title: Managing Director
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SCHEDULE A

Name	Number of Shares of Firm Stock to be Purchased	Number of Shares of Optional Stock to be Purchased

Cowen and Company, LLC	3,675,000

Maxim Group LLC	1,875,000

I-Bankers Securities, Inc.	450,000

Total	6,000,000

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SCHEDULE B

Testing the Waters Individuals

CNH Partners

Milton Partners

Fir Tree Partners

FCC

Bulldog Capital

Pine River Capital

MH Davidson & Company

SCHEDULE C

Testing the Waters Materials

Exhibit I

Global Defense & National Security Systems, Inc.

[Date]

Global Defense & National Security Systems, Inc. announced today that Cowen and Company, LLC, the lead book-running manager in the Company’s recent public sale of [ ] shares of common stock, is [waiving][releasing] a lock-up restriction with respect to [ ] shares of the Company’s common stock held by [certain officers or directors][an officer or director] of the Company. The [waiver][release] will take effect on , 20 , and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or exemption from registration under the United States Securities Act of 1933, as amended.